                                                                      EXHIBIT 16

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel
Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com/il

To:                                                                   7 May 2009
Hillel Steinberger
Brazily & Co.
TEL AVIV

NEXGEN BIOFUELS LTD. (THE "COMPANY")

Following your request, we have no resistance to appoint you as the Company's auditor.

Tel-Aviv, Israel                           /s/ Kost Forer Gabbay and Kasierer
7 May 2009                                 ------------------------------------
                                               KOST FORER GABBAY & KASIERER
                                             A Member of Ernst & Young Global